EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in post-effective amendment No. 1 to the Registration Statement on Form S-8 (No. 333-63740) of Powell Industries, Inc. of our report dated December 7, 2007, relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Houston, Texas
December 7, 2007